Exhibit 10.3

UNITED ROYALE HOLDINGS CORP.

DEFERRED SHARE UNIT PLAN

1.       Plan Purpose

The purpose of the Deferred Share Unit Plan for (the “Plan”) is to provide to attract, retain, and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire awards tied to the long term growth in value of the Company’s common shares.

2.       Description of Units

(a) This motivation is provided by the grant of Deferred Share Units (“DSU’s”), which give the Participant the right, subject to the terms and conditions herein, to receive from the Company, after termination of employment with the Company or a Related Company, an amount in respect of each DSU that is equal to the Exercise Price (as defined below) of the DSU.

(b) The “Exercise Price” of a DSU for a Participant is the average of the closing prices of common shares of the Company on OTCMarkets.com for the five (5) consecutive trading days (the “Average Closing Price”) immediately prior to the date that the DSU is exercised by the Participant.

(c) The number of DSU’s issuable pursuant to this Plan shall be equal to twenty percent (20%) of the Company’s issued and outstanding common stock at any given time.

3.       Eligibility and Awards

(a) DSU’s will be granted only to those individuals who are selected by the Company, from time to time, to be a Participant and who, within the time periods and in the form of election specified by the Company, elect to receive DSU’s. Individual awards under this Plan will be granted from time to time in the sole discretion of the Company.

(b) The number of DSU’s granted to a Participant for any year will be determined by dividing (i) the dollar amount of the award that the Participant received as DSU’s for that year by (ii) the Average Closing Price immediately prior to the earliest date, as determined by the Company, that the entire award would have been paid to the Participant (the “Bonus Payment Date”). Those DSU’s will be granted effective the Bonus Payment Date.

(c)       Any fractional DSU’s that are granted to a Participant will be rounded to the nearest tenth of a DSU.

(d) If the Company believes that a Participant (1) may have engaged in activity that may be detrimental to the Company or (2) may have accepted employment with another employer or otherwise intended to terminate employment with the Company or a Related Company other than with the consent of Company, the Company may suspend such Participant’s DSU’s pending an investigation of the matter.

(e) The grant of DSU’s is provisional until cash is paid in settlement thereof, except to the extent the Company shall have declared the DSU’s to be vested and non-forfeitable. If, while the grant of DSU’s is provisional, (1) the Participant terminates employment with the Company or a Related Company other than with the Company’s consent, except for termination of employment due to death, or (2) the Participant is determined by the Company to have engaged in activity that is detrimental to the Company, the DSU’s shall be forfeited, if the Company so determines, as of the time of termination of employment, or the date such activity is determined to be detrimental, as the case may be.

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4.       Exercise of DSU’s

(a) DSU’s may be exercised only after termination of employment, including termination of employment due to death, with the Company or a Related Company.

(b) No DSU may be exercised unless all of the DSU’s granted to a Participant are exercised by the Participant on the same date.

(c) DSU’s may be exercised by a Participant by a written notice of exercise sent to the Company at such address as the Company may specify from time to time. The Participant must specify in the notice of exercise an exercise date for the DSU’s granted to the Participant, which exercise date must be not earlier than the date of actual receipt by the Company of the written notice to exercise DSU’s. In addition, except as provided in subparagraph 4(d)(i), the exercise date of a Participant’s DSU’s must be no later than December 31 of the year following the year in which the termination of employment of the Participant occurred (the “Final Exercise Deadline”). If a Participant’s DSU’s are not exercised by the Participant by the Final Exercise Deadline, then those DSU’s will be deemed to be exercised on the Final Exercise Deadline.

(d) For U.S. taxpayers, subject to United States Internal Revenue Code, Section 409A, for DSU’s earned after December 31, 2004,

(i)       the exercise date must not be later than five (5) months after the date of termination of employment, including termination of employment due to death, with the Company or a Related Company (the “Final Exercise Date”). If the Participant’s DSU’s are not exercised by the Participant by the Final Exercise Date, then those DSU’s will be deemed to be exercised on the Final Exercise Date; and

(ii)       the date for the cash payment from the Plan will be six (6) months after the date of termination of employment, including termination of employment due to death, with the Company or a Related Company.

5.       Method of Payment

(a) Except as provided in subparagraph 4(d)(ii), a cash payment will normally be made as soon as practicable after the exercise date for a Participant’s DSU’s.

(b) Payments will be reduced by any amount required to be withheld by any government authority.

6.       Significant Changes

In the case of any subdivision, consolidation, reclassification of the shares of the Company, or other relevant change in the capitalization of the Company or the payment of a dividend on the shares of the Company other than in cash, the Company, in its discretion, may make appropriate adjustments in the number and Exercise Price of granted DSU’s, and an adjustment by the Company shall be conclusive as to the number of DSU’s and Exercise Price for a DSU and shall be final and binding upon all persons. All changes to this Plan will be recorded on the Plan Adoption and Amendments/Adjustments Summary Page attached hereto.

7.       Other

(a) The Company reserves the right to amend, suspend, or terminate the Plan at any time with respect to future grants of DSU’s, including but not restricted to the future grant of DSU’s after a Participant has elected to receive all or part of a potential annual performance bonus award but before DSU’s are granted to the Participant for that election.

(b) The Company shall maintain a record of DSU’s granted to Participants and that record shall be final and binding upon all persons.

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(c) No right created by the granting of a DSU can be pledged in any circumstance, nor can it be assigned except in the case of death. Any attempt to pledge or assign may, in the discretion of the Company, result in the participant’s forfeiture of the rights created herein.

(d) The Company will determine conclusively all questions arising in the administration or interpretation of this Plan and such a determination shall be final and binding upon all persons.

(e) The Plan shall be administered by the Company’s compensation committee or, in the Board’s sole discretion, the Board. Nothing in this Plan requires the Company to have a compensation committee.

(f) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

(g) Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. This duty to indemnify shall not apply to the extent that (i) such loss, cost, liability or expense is a result of such person’s own willful misconduct or (ii) such indemnification is expressly prohibited by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

(h) Unless otherwise provided by the Board or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder.

(i) All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

(j) If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Company’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Nevada without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Nevada.

(l) The granting of Awards and the issuance of DSU’s under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

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8.        Definitions

As used herein, the below terms shall have the following meaning ascribed to them:

(a)   “Average Closing Price” shall have the meaning set forth in Section 2(b).

(b)   “Board” means the Board of Directors of the Company.

(c)   “Bonus Payment Date” shall have the meaning set forth in Section 3(b).

(d)   “Company” means United Royale Holdings Corp., a Nevada corporation.

(e)   “DSU” shall have the meaning set forth in Section 2(a).

(f)    “Exercise Price” shall have the meaning set forth in Section 2(b).

(g)   Final Exercise Deadline shall have the meaning set forth in Section 4(c).

(h)   Final Exercise Date shall have the meaning set forth in Section 4(d)(i).

(i)     “including”, “include”, “includes” and words of similar import shall be construed broadly as if followed by the phrase “without limitation”.

(j)     “Participant” means any eligible person to whom an award is granted under this Plan.

(k)   “Plan” means this United Royale Holdings Corp. 2021 Deferred Share Unit Plan.

(l)     ‘‘Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

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PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Shareholder Approval

August ____, 2021	Initial Plan Adoption		August ____, 2021

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